UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

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LendingClub Corporation (Name of Registrant as Specified in its Charter)

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Stockholder Outreach 2019 Annual Meeting June 5, 2019

Disclaimer Some of the statements in this presentation are “forward-looking statements.” The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “outlook,” “plan,” “predict,” “project,” “will,” “would” and similar expressions may identify forward-looking statements, although not all forward-looking statements contain these identifying words. Factors that could cause actual results to differ materially from those contemplated by these forward-looking statements include: the outcomes of pending governmental investigations and pending or threatened litigation, which are inherently uncertain; the impact of management changes and the ability to continue to retain key personnel; our ability to achieve cost savings from restructurings; our ability to continue to attract and retain new and existing retail and institutional investors; competition; overall economic conditions; changes in the size of our market opportunity; demand for the types of loans facilitated by us; default rates and those factors set forth in the section titled “Risk Factors” in our most recent Quarterly Report on Form 10-Q and Annual Report on Form 10-K, as filed with the SEC. We may not actually achieve the plans, intentions or expectations disclosed in forward-looking statements, and you should not place undue reliance on forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in forward-looking statements. We do not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. This presentation contains non-GAAP measures relating to our performance. We believe these non-GAAP measures provide management and investors with useful supplemental information about the financial performance of our business, enable comparison of financial results between periods where certain items may vary independent of business performance, and enable comparison of our financial results with other public companies, many of which present similar non-GAAP financial measures. These measures may be different from non-GAAP financial measures used by other companies. The presentation of this financial information, which is not prepared under any comprehensive set of accounting rules or principles, is not intended to be considered in isolation of, or as a substitute for, the financial information prepared and presented in accordance with generally accepted accounting principles. You can find the reconciliation of these non-GAAP financial measures to the most directly comparable GAAP measures at the end of this presentation. Information in this presentation is not an offer to sell securities or the solicitation of an offer to buy securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction. Additional information about LendingClub is available in the prospectus for LendingClub’s notes, which can be obtained on LendingClub’s website at https://www.lendingclub.com/info/prospectus.action. 2

About LendingClub

LendingClub operates America's largest online lending marketplace connecting borrowers and investors

3M+
Customers

$1.3B
Market cap

As of 23-May-2019

$47B+
Total loans issued

Through 31-Mar-2019

Business Overview

- LendingClub provides tools that help Americans on their path to financial health through lower borrowing costs and a seamless user experience
- The company is the market leader in personal loans, a $130 billion+ industry and the fastest growing segment of consumer credit in the United States, and has an estimated addressable revolving debt market opportunity of more than $1 trillion
- **The company's marketplace gives it unique strengths that enable it to expand its market opportunity, competitive advantage and growth potential**
- The company is enhancing its operating leverage and capacity to generate cash with efficiency initiatives

Our Competitive Advantage

- Our marketplace model generates savings for borrowers by finding and matching the lowest cost of capital with the right borrower and attracts investors with the lowest cost of capital by efficiently generating targeted returns and duration diversification
- Our broad spectrum of borrowers and investors enables us to serve more customers and to enhance our marketing efficiency
- Scale, data and innovation enable us to generate and convert demand efficiently while managing price and credit risk effectively

We're transforming financial services into a frictionless, transparent and highly efficient online marketplace, helping people achieve their financial goals every day

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2019 Strategic Priorities Our management team and the Board are deeply focused on the evolution, execution and oversight of our strategy . Scalability and operating leverage will facilitate further margin expansion as we grow Grow Responsibly . Shifting customer mix to higher quality credit as we remain focused on disciplined growth . Innovating for sustainable, long-term growth while managing operational and regulatory risk Continue . Investing heavily in technology, compliance and our control infrastructure to build a strong foundation for to Carefully long-term growth Allocate Capital . Working to move to the cloud, investing in our data and analytical infrastructure, and evolving the platform to enable faster innovation and easier integration with third parties . Implementing a number of initiatives to improve operating efficiency to accelerate the company towards profitability, following a comprehensive review of our cost structure in 2018 Simplify − Establishing a more cost-effective site in the Salt Lake City area as we reduce our San Francisco Operations footprint and Costs . Continuing to implement and scale efficiency initiatives throughout 2019 . Targeting Adjusted Net Income profitability over the second half of 2019 Building on the intrinsic strength of our business model and prudent capital allocation decisions, we continue to focus on driving productivity and achieving profitability 4

Strong Momentum Under Current Executive Team

- Our CEO Scott Sanborn was promoted into the role in 2016 during a significant corporate crisis marked by a severe drop in revenue, the departure of most major loan investors, and multiple government investigations stemming from actions taken by the prior CEO
  - Although we continue to work through the legacy events of 2016 and certain other regulatory matters, we made important progress in 2018 through settlements of SEC, DOJ and class action suits
- Since Q1 2016, we have fully rebuilt our executive team, promoting or hiring new executives to the positions of CEO, President, CFO, General Counsel, Chief Risk Officer, Chief Technology Officer and Chief Lending Officer
- The current executive team stabilized our business in 2017, restored revenue growth in 2018, and has demonstrated resilience and adaptability in navigating a dynamic operating environment
- Record results in 2018 reflect sustained financial and operational growth and our ongoing efforts to improve efficiencies, control costs and better serve our growing customer base. We are moving forward with strong operational and financial momentum

Total Net Revenue

($ in millions)


501
575
695
2016
2017
2018

Originations[1]

($ in millions)


8,665
8,987
10,882
6,400
6,585
7,936
1,437
1,546
2,096
827
856
849
2016
2017
2018
Personal loans - standard
Personal loans - custom
Other

GAAP Net Income and Adjusted EBITDA[2]

($ in millions)


2016
2017
2018
-13
45
98
-146
-154
-128
GAAP Net Income
Adjusted EBITDA

1. There may be differences between the sum of the loan product results due to rounding.
2. Adjusted EBITDA is a non-GAAP measure. See page 9 for reconciliation to comparable GAAP measure.

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Compensation Directly Linked to Company & Stock Performance Compensation weighted towards long-term incentives aligned with stockholders. When Recent Enhancements and Results performance goals are not met actual compensation earned is reduced accordingly PBRSUs granted in 2018 earned Early at 71.7% of target (TSR portion 2019 CEO Pay Outcomes Demonstrate Strong Alignment Between Pay and Performance earned at 0%) ► PBRSUs PBRSUs granted in 2017 earned • Vesting based on performance against relative TSR Early at 41.5% of target (TSR portion (25%) and profitable growth (75%) goals 2018 earned at 0%). No bonus awarded to CEO, CFO and President $7.0M (47%) (14%) • Performance measured over one year, reflecting the rapid evolution of the Company and the fin-tech space (27%) • Additional time-based vesting on earned awards $6.0M Sept. further aligns with stockholders’ interests Adopted clawback policy 2017 ► $4.4M RSUs • Fully vested value based on stock price performance $3.7M over a four-year vesting period Introduced PBRSUs for CEO; Early expanded to CFO in 2018; and 2017 ► Target Annual Cash Bonus nearly all executive officers in 2019 • Actual results based on performance against revenue (50%) and Adjusted EBITDA (50%) • Targets set at the high end of publicly announced CEO elects to take options (now guidance, requiring strong year-over-year increases 2016 underwater) in lieu of cash bonus payment ► Base Salary CEO CEO CEO CEO th TARGET ACTUAL TARGET ACTUAL • 25 percentile of our peer group, representing 8% of target compensation. No equity awards granted to the 2015 2017 2018 CEO 6

Stockholder Feedback Drives Evolving Governance Practices

Our Independent Chair has participated in engagement, continues to drive our ongoing governance enhancements, and is expected to join our Nominating and Corporate Governance Committee following our 2019 Annual Meeting

Strong Board Governance Foundation

Diverse and highly qualified Board of Directors	Strong oversight provided by Independent Chair	Balance of directors appointed before and after IPO	Significant stock ownership promotes strong stockholder alignment

Supermajority Vote Requirement

- As part of our ongoing review of governance practices, the Nominating and Corporate Governance Committee continues to consider the supermajority vote requirement
- While we are committed to eliminating the provision in the future, we have not yet put forth a proposal due to LendingClub's unique combination of low voter turnout at prior annual meetings and our particularly concentrated stockholder base
- Given our current concentrated stockholder base, under a majority vote standard, bylaw and charter amendments could pass with the support of a very small number of stockholders, potentially to the detriment of other long-term stockholders
- **The Board is committed to annually reviewing the supermajority vote provision, taking into consideration feedback from our shareholders on this matter, and will put forth an amendment to remove it as soon as practicable, and no later than 2023**

Recent Enhancements and Results

- **Jun. 2019** — Proposing Board declassification
- **Apr. 2019** — Reduced the size of awards in our director compensation program
- **Apr. 2019** — Published a director skills matrix
- **May 2018** — Board declassification proposal narrowly failed
- **Mar. 2018** — Adopted majority voting standard
- **Dec. 2017** — Adopted stock ownership guidelines

Since our December 2014 IPO, we have been responsive to stockholder feedback and have worked to align LendingClub's governance structure with best practice

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Demonstrated History of Responsiveness to Stockholders . Our Board values the feedback gained through our outreach program and has made significant enhancements to LendingClub’s governance and compensation practices in direct response to the input of our investors received through our outreach efforts . Enhancements in the past two years include recommending the declassification of our Board, adopting a majority vote standard for uncontested director elections, introducing performance-based equity in our executive compensation program, adopting a clawback policy and stock ownership guidelines, and meaningfully reducing the compensation of our non-employee directors Compensation Outcomes Tied to Performance . The Compensation Committee is focused on aligning executive compensation with our strategic priorities and performance . Our emphasis on “at risk” compensation provides a direct link between the interests of our stockholders and those of our executive officers; when performance goals are not met, actual compensation earned is reduced accordingly . In both 2017 and 2018, actual CEO compensation was significantly below target, demonstrating that our program is working as intended Gaining Business Momentum . We built strong operational and financial momentum in 2018, delivering on our goals in a dynamic and competitive market to achieve the highest revenue in the Company’s history . Our management team and the Board are deeply focused on the evolution, execution and oversight of our strategy. Our 2019 priorities are to grow responsibly, allocate capital thoughtfully, and simplify our operations to reduce costs and improve profitability We ask for your support at the 2019 Annual Meeting 8

Adjusted EBITDA Definition and Reconciliation

Adjusted EBITDA is a non-GAAP financial measure that we calculate as net income (loss) before depreciation, impairment and amortization expense, stock-based compensation expense, income tax expense (benefit), acquisition related expenses, cost structure simplification expense, goodwill impairment, legal, regulatory and other expense related to legacy issues and income or loss attributable to noncontrolling interests. Adjusted EBITDA Margin is a non-GAAP financial measure calculated by dividing Adjusted EBITDA by total net revenue.

	Year Ended Dec. 31,			Three Months Ended							
(in thousands, except percentages) (unaudited)	2016	2017	2018	2Q17	3Q17	4Q17	1Q18	2Q18	3Q18	4Q18	1Q19
GAAP consolidated net income (loss)	$ (145,969)	$ (154,045)	$ (128,153)	$ (25,444)	$ (6,659)	$ (92,098)	$ (31,180)	$ (60,812)	$ (22,749)	$ (13,412)	$ (19,900)
Acquisition and related expense	1,174	349	—	56	—	—	—	—	—	—	—
Depreciation and impairment expense:											
Engineering and product development	20,906	36,790	45,037	8,483	9,026	11,487	9,247	10,197	13,221	12,372	13,373
Other general and administrative	4,216	5,130	5,852	1,305	1,246	1,281	1,419	1,420	1,488	1,525	1,542
Amortization of intangible assets	4,760	4,288	3,875	1,057	1,034	1,035	1,035	959	940	941	940
Cost structure simplification expense [(1)]	—	—	6,782	—	—	—	—	—	—	6,782	4,272
Goodwill impairment	37,050	—	35,633	—	—	—	—	35,633	—	—	—
Legal, regulatory and other expense related to legacy issues [(2)]	—	80,250	53,518	—	—	80,250	16,973	18,501	15,474	2,570	4,145
Stock-based compensation expense	69,201	70,983	75,087	19,088	16,106	16,291	17,801	19,797	19,771	17,718	18,252
Income tax expense (benefit)	(4,228)	632	43	(52)	13	711	39	24	(38)	18	—
(Income) Loss attributable to noncontrolling interests	—	210	(155)	(10)	129	91	(1)	(49)	(55)	(50)	(35)
Adjusted EBITDA	**$ (12,890)**	**$ 44,587**	**$ 97,519**	**$ 4,483**	**$ 20,895**	**$ 19,048**	**$ 15,333**	**$ 25,670**	**$ 28,052**	**$ 28,464**	**$ 22,589**
Total net revenue	$ 500,812	$ 574,540	$ 694,812	$ 139,573	$ 154,030	$ 156,455	$ 151,667	$ 176,979	$ 184,645	$ 181,521	$ 174,418
Adjusted EBITDA margin	**(2.6)%**	**7.8%**	**14.0%**	**3.2%**	**13.6%**	**12.2%**	**10.1%**	**14.5%**	**15.2%**	**15.7%**	**13.0%**

(1) Includes personnel-related expense associated with establishing a site in the Salt Lake City area and external advisory fees. These expenses are included in "Sales and marketing," "Origination and servicing," "Engineering and product development" and "Other general and administrative" expense on the Company's Condensed Consolidated Statements of Operations.

(2) Includes class action and regulatory litigation expense and legal and other expenses related to legacy issues, which are included in "Class action and regulatory litigation expense" and "Other general and administrative" expense, respectively, on the Company's Condensed Consolidated Statements of Operations. For the first quarter of 2019, also includes expense related to the dissolution of certain private funds managed by LCAM, which is included in "Net fair value adjustments" on the Company's Condensed Consolidated Statements of Operations. Amounts prior to the fourth quarter of 2017 have not been reclassified because legacy legal expenses incurred in 2017 and prior were generally offset by insurance proceeds, resulting in no net material cumulative impact to 2017 earnings.

LendingClub

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